UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

700 Central Avenue, Louisville, KY 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CHURCHILL DOWNS INCORPORATED

INDEX

Item 2.02. Results of Operations and Financial Condition.

        A copy of the news release issued by Churchill Downs Incorporated (the “Company”) on November 17, 2004 describing the restatement of certain financial results for the fiscal years ended December 31, 2003 and December 31, 2002 is attached hereto as Exhibit 99.1.

Item 2.06. Material Impairments.

        On November 17, 2004, in connection with the preparation of the Company’s third quarter financial statements, the Company determined that a $6.2 million investment in the Company’s Ellis Park Facility was impaired. The impairment charges were triggered as a result of Ellis Park’s poor live race meet performance during the third quarter of 2004. Management’s review, based on consideration of current fiscal year operating results and the forecasted operating results of the facility, indicated that the estimated future cash flows were insufficient to recover the carrying value of long-lived assets. Accordingly, the carrying value of these long-lived assets, including grandstands and building ($3,549,000), furniture and fixture ($85,000), equipment ($217,000), improvements ($512,000) and goodwill ($1,839,000) were adjusted to management’s estimated fair value, resulting in non-cash impairment charges of $6.2 million. The impairment charges are included in the Company’s condensed consolidated statements of net earnings (loss) for the three and nine months ended September 30, 2004. The Company anticipates that the current carrying value of Ellis Park will be supported by ongoing operations, however, should the Company’s plans for expected operating results at Ellis Park not be realized, an additional write down of these assets could occur. For additional information, reference is made to the Company’s quarterly report on Form 10-Q filed November 17, 2004.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)     In its Form 10-Q for the third quarter and nine months ended September 30, 2004, filed November 17, 2004, the Company revised its consolidated financial statements to correct an accounting error for purse overpayments. Purse overpayments are created when, at the end of a race meeting, the purses paid to horsemen exceed the purses generated from pari-mutuel operations during the race meeting. In accordance with industry practice, the Company has historically recorded these overpayments as receivables, subject to any necessary valuation allowances. The contractual arrangements that exist between the horsemen’s organizations at the Company’s various racetracks provide that if an overpayment exists at the end of the meeting, such overpayment may be recovered through reductions of purses otherwise paid in the subsequent race meeting(s). With the corrected accounting treatment, any overpayment position will be expensed to operations as incurred, and overpayments will be reflected as a credit to future purse expenses. Accordingly, the Company will restate its financial statements as previously reported in its Annual Report on Form 10-K for the years ended December 31, 2003 and 2002.

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        On November 16, 2004, the Company’s Audit Committee Chairman and senior management discussed the matters disclosed in this item with the Company’s independent registered public accounting firm, PricewaterhouseCoopers, LLP. On November 16, 2004, the Company decided to restate its financial statements as described above. Investors should look to the revised financial information regarding the restatement in the Company’s Form 10-Q for the quarter ended September 30, 2004, filed November 17, 2004, and to the restated financial statements for the fiscal years ended 2003 and 2004, to be filed by amendment to the Company’s 10-K for the fiscal year ended December 31, 2003.

Item 9.01 Financial Statements and Exhibits.

(c)       Exhibits

            99.1       Press release dated November 17, 2004 issued by Churchill Downs Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
November 17, 2004	/s/Michael E. Miller Michael E. Miller Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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